Exhibit 99.1

ULURU INC.

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into as March 29, 2016 by and between ULURU Inc., a Nevada corporation (the “Company”), and the investors who have executed a counterpart signature page to this Agreement (each, “Investor”; collectively, the “Investors”). For convenience, the Investors are identified on Exhibit A.

Background

A.           The Company is seeking to raise up to $1,800,000 in capital through the issuance and sale of common stock, par value $0.001 (“Common Stock”), of the Company pursuant to the terms and conditions of this Agreement.

B.           Subject to the terms and conditions of this Agreement, each of the Investors desires to purchase the number of shares of Common Stock subscribed to by such Investors on such Investor’s counterpart signature page.

Agreement

In consideration of the mutual covenants set forth herein, and other good and valuable consideration, the Company and each Investor severally agree as follows:

1.      Purchase of Securities.

(a)     Subject to the terms and conditions of this Agreement, each Investor shall purchase, and the Company shall sell and issue to the Investor, at the Closing (as defined below), the number of shares of Common Stock identified on the line labeled “Shares” on the counterpart signature page hereof executed by such Investor (the “Shares”). The per-Share purchase price for the Shares shall be $0.0713 per Share, and the aggregate purchase price for the Shares acquired by each Investor shall be the per-Share purchase price multiplied by the number of Shares being subscribed to by such Investor (the “Purchase Price”). In addition, for no additional consideration, for each Share purchased by the Investor hereunder, the Investor shall be entitled to receive a warrant in substantially the form set forth on Exhibit B hereto (the “Warrant”) to purchase a number of shares of common stock of the Company equal to the number of Shares being acquired hereunder. The Warrant has an exercise price of $0.0871 per share and an expiration date of 5 years after the Closing.

(b)     This Purchase Price is to be used for working capital and general corporate purposes, including the payment of accounts payable, legal and accounting fees, ongoing consulting and employment expenses and other purposes. The Company expects to raise additional capital, on terms that may be more or less favorable to investors, in the future. As reasonably requested by the Company, Investor shall complete a substitute Form W-9, FormW-8 or such other forms as the Company requests in order for it to comply with its reporting and other obligations.

2.      Closing.

(a)     Subject to the Company’s satisfaction of the conditions to closing set forth in Section 2(b), the closing of the purchase and sale of the Shares and the Warrant (the “Closing”) shall take place on the first business day after the date first set forth above; provided, however, to the extent any Investor first signs this Agreement following the date first set forth above, the Closing with respect to such Investor shall be the first business day following such Investor’s execution of a counterpart signature page to this Agreement. The date a Closing is required to occur with respect to an Investor shall be the applicable “Closing Date”.

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(b)     As a condition to the obligation of the Company to close under this Agreement with respect to each Investor, such Investor shall have executed and delivered to the Company an Investor Questionnaire in the form attached hereto as Exhibit C (the “Investor Questionnaire”) with responses indicating the eligibility of such Investor to participate in the offering.

(c)     On the Closing Date with respect to each Investor, such Investor shall pay the respective Purchase Price by check or wire transfer to the Company, at which point the Closing shall have occurred. Within five (5) business days of the Closing, the Company shall cause to be delivered to the Investor a certificate representing the Shares and a duly executed Warrant. The Closing shall be deemed to have occurred at the offices of the Company. Failure of a party to deliver the items required by the preceding sentence when and as required thereby shall constitute a breach of this Agreement by such party (and the aggrieved party shall be entitled to demand specific performance in addition to any other remedies available at law or in equity). For clarity, the rights and obligations of the Investors under this Agreement shall be several, and not joint or joint and several.

3.     Representations and Warranties of Investor: Each Investor, severally and solely with respect to himself, herself or itself, makes the following representations and warranties, with the intent that they be relied upon by the Company and each officer, director, employee and agent of the Company in determining Investor’s suitability as a purchaser of the Shares, the Warrant and the shares of common stock issuable upon exercise of the Warrant (the “Securities”). Investor hereby agrees that these representations and warranties shall survive the Investor’s purchase of the Securities. By signing this Agreement, Investor represents that he has read and acknowledged the representations set forth in this Section 2:

(a)     The Investor is the sole and true party in interest, is acquiring the Shares for the Investor’s own account for investment, is not purchasing the Shares for the benefit of any other person, and has no present intention of holding or managing the Shares with others or of selling, distributing or otherwise disposing of any portion of the Shares.

(b)     This Agreement constitutes the Investor’s valid and legally binding obligation, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency, and other similar laws affecting creditors’ rights, and rules of law governing specific performance, and the Investor has full power and authority to enter into this Agreement.

(c)     The Investor (i) if an individual, is at least 21 years of age, and (ii) is a bona fide permanent resident of (or a trust or entity whose principal office or legal location is located in) the jurisdiction set forth on the signature page hereof and has no present intention of becoming a resident of or located at any other jurisdiction. Investor has filled in and executed an Investor Questionnaire, and represents that the information set forth in such Investor Questionnaire is true and correct as of the date hereof.

(d)     The Investor is aware that an investment in the Shares is highly speculative and subject to substantial risks. Investor has adequate means of providing for his current needs and possible contingencies, and is able to bear the high degree of economic risk of this investment, including, but not limited to, the possibility of the complete loss of Investor’s entire investment and the limited transferability of the Shares, which may make the liquidation of this investment impossible for the indefinite future.

(e)      The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and making an informed investment decision.

(f)     The Investor understands that the Shares will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, in partial reliance upon exemptions from registration for certain private offerings. The Investor understands and agrees that the Shares, or any interest therein, may not be resold or otherwise disposed of by the Investor unless the resale of the Shares is subsequently registered under the Securities Act and under all applicable state securities laws or unless the Company receives an opinion of counsel, satisfactory to it that an exemption from registration is available. Further, Investor understands that only the Company can take action so as to register the Shares.

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(g)     The Investor acknowledges and represents that Investor has received and reviewed a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and Quarterly Report for the quarter ended September 30, 2015 (the “Disclosure Documents”) and any amendments or supplements thereto, has been given a reasonable opportunity to review all documents, books, and records of the Company pertaining to this investment, has been supplied with all additional information concerning the Company and the Shares that has been requested by the Investor, has had a reasonable opportunity to ask questions of and receive answers from the Company or its representatives concerning this investment, and that all such questions have been answered to the full satisfaction of the Investor. In addition to the foregoing, the Investor represents and warrants that it is aware of the following:

i.	The Company has little or no cash or accounts receivable, and has both indebtedness and accounts payable significantly exceeding its current assets;

ii.	Notwithstanding anything in the Disclosure Documents to the contrary, the current Chief Executive Officer of the Company is Helmut Kerschbaumer, and the current Chairman of the Board of Directors of the Company is Bradley J. Sacks. Kerry P. Gray is no longer an officer or director of the Company.

iii.	The Company’s Board of Directors currently has four members, two of which (including Mr. Kerschbaumer) were appointed by IPMD GmbH, and two of which (including Mr. Sacks) were appointed by Michael I. Sacks.

iv.	The Company recently announced that it has completed with Altrazeal Trading GmbH, and intends to complete with Altrazeal AG and Oradisc GmbH, agreements with such current or former distributors (which are affiliated with IPMD GmbH) to cancel or repurchase the distribution rights in various territories. If any repurchase agreements are executed with Altrazeal AG and Oradisc GmbH in the future, the Company anticipates that the agreements will involve the issuance of a significant number of shares of common stock, which will be dilutive to the stockholders. Notwithstanding the foregoing, within the past week, the Company has learned that IPMD GmbH and its affiliates (including the aforementioned distributors) are approaching insolvency and may commence a bankruptcy-equivalent proceeding in the near future. Any such filing will alter whether, when and if the Company attempts to re-acquire (or cancel) the distribution rights held by such distributors. In addition, any rights held by IPMD GmbH (including a right to appoint two directors and voting rights) will be controlled by different persons than today.[1]

(h)     Investor has received no representations, written or oral, from the Company, a placement agent or any officer, director, employee, attorney or agent thereof, other than those contained in the Disclosure Documents and this Agreement. In making the decision to purchase the Shares, Investor has relied solely upon Investor’s review of the Disclosure Documents, this Agreement, and independent investigations made by Investor or Investor’s representatives without assistance of the Company.

(i)     Investor understands and agrees that the following restrictions and limitations are applicable to his purchases and resales, pledges, hypothecations, or other transfers of the Shares:

i.     The Shares shall not be sold, pledged, hypothecated, or otherwise transferred unless registered under the Securities Act and applicable state securities laws or an exemption from registration is available;

1 Each Investor agrees that, until such time as information about the approaching insolvency of IPMD GmbH and affiliated entities is publicly disclosed by the Company, will keep such information confidential and not trade on such information. The Company agrees to publicly disclose such information on or before April 1, 2016.

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ii.     Each certificate or other document evidencing or representing the Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

THE SECURITIES OF THE COMPANY EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR IN ANY STATE IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND VARIOUS APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR ASSIGNED OR A SECURITY INTEREST CREATED THEREIN UNLESS THE PURCHASER, TRANSFEREE, ASSIGNEE, PLEDGEE OR HOLDER OF SUCH SECURITY INTEREST COMPLIES WITH ALL STATE AND FEDERAL SECURITIES LAWS (I.E., SUCH SECURITIES ARE REGISTERED UNDER SUCH LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE THEREUNDER) AND UNLESS THE SELLER, TRANSFEROR, ASSIGNOR, PLEDGOR OR GRANTOR OF SUCH SECURITY INTEREST PROVIDES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE TRANSACTION CONTEMPLATED WOULD NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.

iii.     Stop transfer instructions may be placed on the Shares so as to restrict the resale, pledge, hypothecation, or other transfer thereof in accordance with the provisions hereof.

(j)     Investor represents and affirms that none of the following information has ever been represented, guaranteed, or warranted to Investor, expressly or by implication, by any person:

i.     The approximate or exact length of time that Investor will be required to remain a shareholder of the Company;

ii.     The percentage of profit and/or amount of or type of consideration, profit or loss to be realized, if any, as a result of an investment in the Company; or

iii.     The possibility that the past performance or experience on the part of the Company or any affiliate, or any officer, director, employee, or agent of the foregoing, might in any way indicate or predict the results of ownership of the Shares or the potential success of the Company’s operations.

(k)     Investor represents that the Investor has read and considered fully the sections in the Disclosure Documents identifying the risk factors and investment considerations and understands that (i) any investment in the Shares is highly speculative and is subject to a high degree of risk, and (ii) there are substantial restrictions on the transferability of the Shares, and it may be impossible to liquidate an investment in the Shares in case of an emergency.

4.      Indemnification: Each Investor acknowledges that the Investor understands the meaning and legal consequences of the representations and warranties set forth in Section 2 hereof and that the Company and the officers, directors, employees, and agents of the Company have relied and will rely upon such representations and warranties. Investor hereby agrees to indemnify and hold harmless the Company and each of its officers, directors, employees, and agents from and against any and all loss, claim, damage, liability, cost, or expense (including attorneys’ fees), joint or several, to which any such person may become subject due to or arising out of:

(a)     Any breach by the Investor of any representation or warranty set forth in Section 2 above;

(b)     Any inaccuracy in the representations and warranties set forth in Section 2 above;

(c)     The disposition of any of the Securities by the Investor contrary to the representations and warranties set forth in Section 2 above; and

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(d)     Any action, suit, proceeding, demand, assessment, or judgment incident to or based upon any of the matters indemnified against.

Notwithstanding the foregoing, however, no representation, warranty, acknowledgement or agreement made herein by any Investor shall in any manner be deemed to constitute a waiver of any rights granted to Investor under U.S. federal or state securities laws.

5.     Representations and Warranties of the Company: The Company represents and warrants to each Investor that as of the date hereof:

(a)     The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has all requisite corporate power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business as now being conducted.

(b)     The Company has the legal right and power and all authority necessary to accept and execute this Agreement, to issue and deliver the Shares, and to perform fully its obligations hereunder. This Agreement has been duly authorized and, upon proper acceptance and execution by an officer of the Company with respect to the Investor will constitute a valid and binding agreement of the Company enforceable against it in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other laws affecting the enforcement of creditors’ rights generally and by principles of equity regarding the availability of remedies.

(c)     No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for (i) qualifications or filings under the Securities Act, and the regulations thereunder, (ii) qualification or filings required under all other applicable federal and state securities laws and stock exchange or stock quotation service regulations as may be required in connection with the transactions contemplated by this Agreement and (iii) such consents and waivers as have been obtained.

(d)     When issued, sold and delivered in accordance with the terms hereof, the Shares will be duly and validly issued, fully-paid and nonassessable.

(e)     The Company acknowledges that the Investor will rely on the foregoing representations and warranties of the Company, and the Company hereby agrees to indemnify and hold harmless Investor from and against any and all loss, claim, damage, liability, or expense and any action in respect thereof to which Investor may become subject as a direct result of a breach by the Company of any such representations or warranties together with all reasonable costs and expenses (including attorneys’ fees) incurred by the Investor in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against.

6.     Non-Transferability: Each Investor and the Company agree not to transfer or assign this Agreement or any of interest herein (provided that the foregoing shall not prohibit a bona-fide change of control transaction).

7.     Entire Agreement: This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof, supersedes any and all prior agreements and understandings of the parties, and may be amended only by a writing executed by all parties. No covenant, representation or condition not expressed in this Agreement shall affect or be deemed to interpret, change, or restrict the express provisions hereof.

8.     Expenses: The Company and each Investor will bear his/her/its own legal and other fees and expenses in connection with the transactions contemplated in this Agreement.

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9.     Governing Law: This Agreement shall be governed and construed for all purposes in accordance with the laws (without giving effect to the principles governing conflicts of laws) of the State of Nevada. The parties hereby subject themselves to the jurisdiction of the federal and state courts located within the State of Nevada and agree that the exclusive venue and place of jurisdiction for any lawsuit arising under or related to this Agreement shall be the State of Nevada.

10.    Notices: Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery, on the date of receipt if sent by telecopy or overnight courier, charges prepaid, or five days after deposit in the United States mail, by registered or certified mail, postage prepaid, addressed (a) if to the Company, as set forth below the Company’s name on the signature page of this Agreement, and (b) if to each Investor, at such Investor’s address as set forth below Investor’s name on the signature page of this Agreement, or at such other address as the Company or any Investor may designate by ten (10) days’ advance written notice to Investor or the Company, respectively.

11.    Survival of Representations and Warranties: The representations and warranties of the parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and Closing; provided, however, that such representations and warranties are only made as of the date of such execution and delivery and as of such Closing.

12.    Amendments: Any term or provision of this Agreement may be amended and the observance of any term, condition, or provision of this Agreement may only be waived (either generally or in a particular instance and either retroactively or prospectively) by a written instrument signed by the Company and each of the Investors party hereto. Notwithstanding the foregoing, the Company may modify Exhibit A without the consent of the Investors to add Investors not previously identified on Exhibit A, to remove anticipated Investors who have not executed counterparts to this Agreement or to modify investment amounts consistent with actual subscriptions by the Investors.

13.    Severability: If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were excluded and shall be enforceable in accordance with its terms.

14.    Counterparts: This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It is anticipated that each Investor will execute a separate counterpart to be separately accepted by the Company.

15.    Headings / Gender: The headings of the Sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement. Any masculine, feminine or neuter term in this Agreement shall be deemed to include each of the masculine, feminine and neuter gender.

16.    Incorporation by Reference: All statements, representations and other information set forth on the signature page hereof and all attachments and exhibits hereto are incorporated herein as integral terms of this Agreement.

17.    Facsimile or PDF: The parties agree to accept signatures transmitted by facsimile, .pdf or other electronic means as a true and legally binding as originals.

[intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the undersigned have executed or caused this ULURU Inc. Stock Purchase Agreement to be executed by or on behalf of the undersigned as of the date first written above.

“Investor”

Michael I Sacks
Print Name

Sign Name

Address:
312 Park Manor
Corlett Drive, Illovo
South Africa
	Fax:	(646) 807-4617

Number of Shares*:	14,025,245

Purchase Price:	US$1,000,000

*The number of Warrants will be one times the number of Shares

Accepted and agreed to by the Company with respect to such Investor:

“Company”

ULURU Inc.,

a Nevada corporation

By:

Its:	Vice President and Chief Financial Officer

Address:

4452 Beltway Drive

Addison, TX 75001

Attn: Chief Financial Officer

Fax: (214) 905-5130

Exhibit A

Investors

Name of Investor	Purchase Price	Number of Shares

Michael I. Sacks	$1,000,000	14,025,245
Centric Capital Ventures LLC	$19,000	266,480
Other Investors	$781,000	10,953,717

Total	$1,800,000	25,245,442

Exhibit B

Form of Warrant

[See Exhibit 99.2]

Exhibit C

Form of Investor Questionnaire

[see attached]

ULURU Inc.

INVESTOR QUESTIONNAIRE

The following information is furnished to ULURU Inc., a Nevada corporation (the “Company”), in order for it to determine whether the undersigned is qualified to purchase shares of common stock of the Company, warrants to purchase common stock and shares issuable upon the exercise of such warrants (the “Shares”), as contemplated by the Stock Purchase Agreement of approximately event date herewith between the Company and the undersigned Investor, pursuant Sections 3(b) and 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), Regulation D promulgated thereunder (“Regulation D”), Regulation S promulgated thereunder and/or applicable state securities laws. The undersigned understands that the Company will rely upon the following information for purposes of such determination and that the Securities will not be registered under the Securities Act in reliance upon the exemption from registration provided by Sections 3(b) and 4(2) of the Securities Act and/or Regulation D.

ALL INFORMATION CONTAINED IN THIS QUESTIONNAIRE WILL BE TREATED CONFIDENTIALLY. The undersigned agrees, however, that the Company may present this Questionnaire to such parties as it may deem appropriate if called upon to establish that the proposed offer and sale of the Securities is exempt from registration under the Securities Act or meets the requirements of applicable state securities laws.

The undersigned understands that this questionnaire is merely a request for information. The undersigned understands that this questionnaire is not an offer to sell, or a sale of, the Shares and that no sale will occur prior to the acceptance by the Company of the undersigned’s subscription.

SECTION A

ALL INVESTORS MUST COMPLETE THIS SECTION

(Please Print)

1.	Name:
Full Legal Name

Additional Investor (i.e., joint tenant)
2.	Primary Address:
(Street)

		(City)	(State)	(Zip Code)

	Telephone:	( )

Accredited Investor Status

On behalf of the investor, I hereby represent that the statement or statements initialed below are true and correct in all respects. I understand that a false representation may constitute a violation of law, that any person who suffers damage as a result of a false representation may have a claim against me for damage. I authorize the Company or relevant third parties to verify the accuracy of statements contained herein.

I.	FOR INDIVIDUALS (INITIAL IF APPLICABLE):

_____ Initial Here	1.	I am a director or executive officer of ULURU Inc.

_____ Initial Here	2.

I had individual income (exclusive of any income attributable to my spouse) in excess of $200,000 in each of the most recent two years and I reasonably expect to have an individual income in excess of $200,000 for the current year, or I had joint income with my spouse in excess of $300,000 in each of those years and I reasonably expect to have a joint income with my spouse in excess of $300,000 for the current year.

For purposes of this questionnaire, individual income means adjusted gross income, as reported for federal income tax purposes, less any income attributable to my spouse or to property owned by my spouse, (A) increased by my share and not my spouse’s share of (i) the amount of any tax exempt interest income received, (ii) any deduction claimed for depletion, (iii) amounts contributed to an IRA or Keogh retirement plan, (iv) alimony paid, and (v) the excluded portion of any long-term capital gains, and (B) plus or minus any non-cash loss or gain, respectively, reported for federal income tax purposes.

_____ Initial Here	3.	I have an individual net worth, or my spouse and I have a combined individual net worth, in excess of $1,000,000. For purposes of this Questionnaire, “individual net worth” means the excess of total assets, excluding the value my principal residence, at fair market value less total liabilities, excluding any indebtedness secured my person's principal residence other than (i) the amount of such indebtedness in excess of the value of the principal residence, and (ii) any portion of such indebtedness incurred during the 60-days prior to the date hereof for any purpose other than to purchase the principal residence.

____ Initial	4.	I am qualified as an “accredited investor” pursuant to Rule 501(a) of Regulation D of the Securities Act for the following reason:.
Here

IF YOU HAVE INITIALED ANY OF THE ABOVE BOXES, AND YOU ARE NOT A CORPORATION, LIMITED LIABILITY COMPANY, PARTNERSHIP, OR TRUST, SKIP TO SECTION B, PAGE Q-5. OTHERWISE, CONTINUE BELOW.

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II.	FOR CORPORATIONS, LIMITED LIABILITY COMPANIES AND PARTNERSHIPS ONLY (INITIAL IF APPLICABLE):

_____ Initial Here	1.	The undersigned hereby certifies that the partnership, limited liability company, or corporation that he/she represents possesses total assets in excess of $5,000,000 and was not formed for the specific purpose of acquiring the Shares offered by the Company.

_____ Initial Here	2.	The undersigned hereby certifies personally, and on behalf of the partnership, limited liability company, or corporation which he/she represents, that all of the beneficial owners of equity qualify individually as accredited investors under Part I above. (A partnership, limited liability company or corporation attempting to qualify as accredited under this paragraph should complete Exhibit A to this Questionnaire.)

III.	FOR TRUSTS ONLY (INITIAL IF APPLICABLE):

_____ Initial Here	1.	The undersigned hereby certifies that the trust that he/she represents possesses total assets in excess of $5,000,000 and was not formed for the specific purpose of acquiring the Shares offered by the Company and that the purchase of the Shares is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Securities Act.

_____ Initial Here	2.	The undersigned hereby certifies personally, and on behalf of the trust that he/she represents, that such trust is a revocable trust that may be amended or revoked at any time by the grantors, and all the grantors are accredited individual investors as defined in Part I above.

IV.	FOR TRUSTEES AND AGENTS (READ AND INITIAL BOTH STATEMENTS):

_____ Initial Here	1.	The undersigned hereby acknowledges that he/she is acting as an agent or trustee for the following person or entity:
		.

_____ Initial Here	2.

The undersigned hereby agrees to provide to the Company, upon the Company’s request, the following documents:

(a)          a copy of the trust agreement, power of attorney or other instrument granting the power and authority to execute and deliver the Agreement, or

(b)          an opinion of counsel verifying the undersigned’s power and authority to execute and deliver the Agreement.

V.	FOR RETIREMENT OR EMPLOYEE BENEFIT PLANS (INITIAL IF APPLICABLE):

_____ Initial Here	1.	The undersigned hereby certifies that the plan that he/she represents was established and is currently maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees and that plan has total assets in excess of $5,000,000.

_____ Initial Here	2. ____ Initial Here

The undersigned hereby certifies that the plan that he/she represents is an employee benefit plan within the meaning of the Employment Retirement Income Security Act of 1974 (“ERISA”) and that either

(a)          the decision to invest in the Shares was made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or

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____ Initial Here	(b) the employee benefit plan has total assets in excess of $5,000,000, or

____ Initial Here

(c)          the plan is a self-directed plan, the decision to invest in the Shares was made solely by a person that is an Accredited Investor, and each of the following statements is true with respect to that plan:

(i)             the plan provides for segregated accounts for each plan participant,

(ii)            the document governing the plan provides each participant with the power to direct each particular investment to the extent of the participant’s voluntary contributions plus any portion of employer contributions that have vested to the participant’s benefit, and

(iii)          the decision to invest in the Shares was made pursuant to the plan participant’s power to direct the investment of his or her account in the plan trust.

VI.	NOT AN ACCREDITED INVESTOR

_____ Initial Here	1.	The undersigned satisfies none of the requirements in Sections I. through V. above and, accordingly, is not an “accredited investor” under the Securities Act.

If you have initialed any of the boxes indicating in Section A indicating that you are an “accredited investor,” please proceed to Section B on page Q-5.

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SECTION B

TO BE COMPLETED BY ALL INVESTORS:

I.	EITHER: (Please initial the appropriate alternative.)

_____	1. I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of an investment in the Shares and do not desire to utilize a Purchaser Representative in connection with evaluating such merits and risks. I understand, however, that the Company may request that I use a Purchaser Representative.

_____	2. *I intend to use the services of the following named person as Purchaser Representative in connection with evaluating the merits and risks of an investment in the Shares and hereby appoint such person to act as my Purchaser Representative in connection with my proposed purchase of the Shares:

List name of Purchaser Representative and phone number(s):

Name:

Office Phone:

(NOTE: REPRESENTATIVES OF THE COMPANY MAY NOT SERVE AS PURCHASER REPRESENTATIVES.)

*If this alternative is initialed, a completed and signed Purchaser Representative Questionnaire (which may be obtained from the Company) must accompany this Investor Questionnaire.

I represent that

(a)	The information contained in this Questionnaire is complete and accurate and may be relied upon; and

(b)	I will notify the Company immediately of any material adverse change in any of such information occurring prior to the acceptance of my subscription.

IN WITNESS WHEREOF, the undersigned has initialed the foregoing statements and executed this Questionnaire this ____ day of March, 2016.

Individuals:	Entities:

Signature	Print of Type Name of Entity

Print or Type Name	Signature of Authorized Person

Additional Investor Signature (i.e., joint tenant)	Name and Title of Authorized Person

Print or Type Name of Additional Investor

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FOR ACCREDITED PARTNERSHIPS, LIMITED LIABILITY COMPANIES, AND CORPORATIONS THAT INITIALED THE BOX IN SECTION A.II.2 ONLY:

EXHIBIT A

TO

INVESTOR QUESTIONNAIRE

I hereby certify that set forth below is a complete list of all owners of equity in                     , a (type of entity)                     , formed pursuant to the laws of the State of                     . I also certify that each such owner has signed the space opposite his/her name and that each such owner understands that by signing that space he/she is representing that he/she is an individual “accredited investor” as defined in the attached Investor Questionnaire.

Signature and title of authorized
corporate officer or general partner

Signature of Each
Name of Equity Owner	Equity Owner

1.

2.

3.

4.

5.

6.

7.

8.

9.

10.

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